UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2024

Ellington Credit Company
(Exact name of registrant specified in its charter)

Maryland	001-35896	46-0687599
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 698-1200

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares of Beneficial Interest, $0.01 par value per share	EARN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed, on April 1, 2024, Ellington Credit Company (the "Company") announced (the "Announcement') that its Board of Trustees (the "Board") had unanimously approved a strategic transformation of the Company's investment strategy to focus on corporate collateralized loan obligations (“CLOs”). In connection with the Announcement and the strategic transformation: (i) the Company revoked its election to be treated as a real estate investment trust for U.S. federal income tax purposes, effective January 1, 2024; (ii) changed its name to Ellington Credit Company from Ellington Residential Mortgage REIT; and (iii) rescheduled its 2024 annual meeting of shareholders, in anticipation of submitting proposals at such annual meeting to enable the Company to convert to a closed-end investment company registered under the Investment Company Act of 1940, as amended. Since the Announcement, the Company's external manager, Ellington Credit Company Management LLC (the "Manager"), has continued to shift the Company's capital allocation from agency mortgage-backed securities to CLOs. As of June 24, 2024, the Company's CLO investment portfolio totaled approximately $85.0 million, up from $45.1 million as of March 31, 2024.
In light of the change in the Company's investment strategy, including the change of the focus of the Manager's capital deployment activities from acquisitions of agency mortgage-backed securities to acquisitions of CLO investments, and the continued progress and success that the Manager has already achieved towards rotating the Company's investment portfolio and towards completion of the strategic transformation, together with other factors, the Board has determined to more closely align the management fee arrangement between the Company and the Manager with the advisory fee structures of CLO-focused registered closed-end funds.
Accordingly, on June 25, 2024, the Board unanimously approved the Sixth Amended and Restated Management Agreement, dated as of June 25, 2024, between the Company and the Manager (the "New Management Agreement"). Effective July 1, 2024, the New Management Agreement replaces the Fifth Amended and Restated Management Agreement, dated as of March 13, 2018, between the Company and the Manager (the "Existing Management Agreement"). Pursuant to the Existing Management Agreement, the Company pays the Manager a quarterly fee (the “Base Management Fee”) equal to 1.50% per annum of Shareholders' Equity (as such term is defined in the Existing Management Agreement); pursuant to the New Management Agreement, the Base Management Fee will be equal to 1.50% per annum of the Company's Net Asset Value (as defined below), calculated and payable quarterly in arrears.
In addition to the Base Management Fee, pursuant to the New Management Agreement, the Company will pay the Manager a performance fee (the "Performance Fee"). The Performance Fee is calculated and payable quarterly in arrears based upon the Company's Pre-Performance Fee Net Investment Income (as defined below) with respect to each fiscal quarter, and is subject to a hurdle rate, expressed as a rate of return on the Company's common equity, equal to 2.00% per quarter (i.e. 8.00% per annum), and is subject to a "catch-up" feature. Specifically:
•If the Company’s Pre-Performance Fee Net Investment Income for a fiscal quarter does not exceed the Hurdle Amount (as defined below) for such quarter, then no Performance Fee is payable to the Manager with respect to such quarter;
•If the Company’s Pre-Performance Fee Net Investment Income for a fiscal quarter exceeds the Hurdle Amount for such quarter but is less than or equal to 121.21% of the Hurdle Amount, then 100% of the portion of the Company’s Pre-Performance Fee Net Investment Income that exceeds the Hurdle Amount (the “Catch-Up”) is payable to the Manager as the Performance Fee with respect to such quarter. Therefore, once the Company’s Pre-Performance Fee Net Investment Income for such quarter exactly reaches 121.21% of the Hurdle Amount, the Manager will have accrued a Performance Fee with respect to such quarter that is exactly equal to 17.5% of the Pre-Performance Fee Net Investment Income (because 21.21% of the Hurdle Amount (which is the Pre-Performance Fee Net Investment Income captured by the Manager during the Catch-Up phase) is equal to 17.5% of 121.21% of the Hurdle Amount (which is the entire Pre-Performance Fee Net Investment Income at the end of the Catch-Up phase)); and
•If the Company’s Pre-Performance Fee Net Investment Income for a fiscal quarter exceeds 121.21% of the Hurdle Amount for such quarter, then 17.5% of the Company’s Pre-Performance Fee Net Investment Income is payable to the Manager as the Performance Fee with respect to such quarter.
With respect to the Performance Fee, there will be no accumulation of the Hurdle Amount from quarter to quarter, no claw back of amounts previously paid if the Pre-Performance Fee Net Investment Income in any subsequent quarter is below the Hurdle Amount for such subsequent quarter, and no delay or adjustment of payment if the Pre-Performance Fee Net Investment Income in any prior quarter was below the Hurdle Amount for such prior quarter.
The New Management Agreement has the following definitions:
"Hurdle Amount" for any fiscal quarter means the result obtained by multiplying the Net Asset Value of Common Equity at the end of the immediately preceding fiscal quarter by the Hurdle Rate. The Hurdle Amount will be appropriately adjusted for any common share issuances or repurchases during the fiscal quarter.

"Hurdle Rate" means 2.00% per quarter, or 8.00% per annum. The Hurdle Rate will be appropriately prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter.
"Net Asset Value" means the figure that is equal to the total assets of the Company minus its total liabilities.
“Net Asset Value of Common Equity” means the portion of Net Asset Value attributable to common equity.
"Pre-Performance Fee Net Investment Income" for any fiscal quarter means interest income (including accretions of discounts, amortization of premiums, and payment-in-kind income), dividend income, and any other income (including any fee income) earned or accrued by the Company during such fiscal quarter, minus the Company’s operating expenses for such quarter (which, for this purpose, will not include any litigation-related expenses, any extraordinary expenses, or Performance Fee). Pre-Performance Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of computing Pre-Performance Fee Net Investment Income, the calculation methodology will look through total return swaps as if the Company owned the referenced assets directly. As a result, Pre-Performance Fee Net Investment Income includes net interest (whether positive or negative) associated with a total return swap, which is the difference between (a) the interest income and transaction fees related to the reference assets and (b) all interest and other expenses paid by the Company to the total return swap counterparty. In the case of an interest rate swap, Pre-Performance Fee Net Investment Income includes the net payments and net accruals of periodic payments.
The Manager has agreed to waive all of the Performance Fees payable under the New Management Agreement for all fiscal periods through the remainder of 2024.
The New Management Agreement has an initial term expiring on June 25, 2025, unless terminated earlier in accordance with its terms. Thereafter, the New Management Agreement will continue to renew automatically each year for an additional one-year period, unless the Company or the Manager exercise its respective termination rights. Except for the amendments described in this Current Report on Form 8-K, the New Management Agreement does not materially alter, modify or otherwise change the terms of the Existing Management Agreement.
The foregoing description of the New Management Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Management Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01. Other Events.
The Company is also filing this Current Report on Form 8-K to provide disclosure on certain risks associated with the New Management Agreement, including the Performance Fee, which are attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

10.1	Sixth Amended and Restated Management Agreement, dated June 25, 2024, by and between Ellington Credit Company and Ellington Credit Company Management LLC
99.1	Supplemental Risk Factors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON CREDIT COMPANY

Dated:	June 25, 2024	By:	/s/ Christopher Smernoff
Christopher Smernoff
Chief Financial Officer
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